Exhibit 10.1.5

AMENDMENT TO

THE SEVERANCE PROGRAM FOR OFFICERS OF CONSOLIDATED EDISON, INC. AND
    ITS SUBSIDIARIES

Amended and Restated as of December 1, 2021

Exhibit 10.1.5

Pursuant to resolutions adopted by the Board of Directors of Consolidated Edison Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc., at a meeting duly held on February 16, 2023, the undersigned hereby approves the following amendment to the Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries, (the "Plan") effective March 1, 2023.

1.The definition of "Participant" in Article II, Definitions, is amended by revising subsection (i) to read as follows:

(i)is an officer of CECONY, O&R, CET or is then holding the office of president or higher level of CEI provided, however, that any individual who would otherwise be a participant shall not be eligible to receive any severance payments or benefits hereunder

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of March 2023.

CONSOLIDATED EDISON, INC.

/s/ Nicole Leon
Nicole Leon
Vice President of Human Resources